Exhibit 1

                      AGREEMENT TO FILE JOINT SCHEDULE 13D



         The  undersigned  hereby  agree and  consent  to the  filing of a joint
Schedule 13D pursuant to the Securities Exchange Act of 1934 on behalf of each of the undersigned. The parties hereto agree that the information in such
Schedule 13D is true and correct as to each of them.


                                        J. M. HIXON PARTNERS, LLC
                                        By:  TLDC, LLC, its Managing Member


                                        By:  /s/ Benson K. Whitney
                                             Benson K. Whitney, Managing Member